United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 10, 2026

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	OTC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	OTC
Warrants included as part of the Units	EMCGW	OTC
Rights included as part of the Units	EMCGR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Termination of a Material Definitive Agreement

As previously disclosed, on January 26, 2025, Embrace Change Acquisition Corp., a Cayman Islands exempted company (“EMCG” or “Parent”), entered into a merger agreement (the “Merger Agreement”), by and between EMCG, EMC Merger Sub 1, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Purchaser”), EMC Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub,” and together with Parent and Purchaser, the “Parent Parties”), and Tianji Tire Global (Cayman) Limited, a Cayman Islands exempted company (“Tianji” or the “Company”). The Merger Agreement was subsequently amended on October 16, 2025. On September 10, 2026, EMCG received a termination notice (the “Notice”) from Tianji. The Notice terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement which provides that the Merger Agreement may be terminated by either the Company or any Parent Party on or after August 12, 2026 (the “Outside Date”) if the merger shall not have been consummated prior to the Outside Date, subject to the provision that such termination right shall not be available to a party if the failure of the merger to have been consummated on or before the Outside Date was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2026

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Zheng Yuan
Name:	Zheng Yuan
Title:	Chief Executive Officer